Exhibit 99.1

SAFE & GREEN HOLDINGS CORP. REGAINS COMPLIANCE WITH NASDAQ
CONTINUED LISTING REQUIREMENTS

JULY 21, 2023 – MIAMI, Fla. – Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures for residential, commercial, and point-of-care medicine, today announced that the Company received notice from Nasdaq on July 20, 2023, indicating that it has regained compliance with the minimum bid price requirement under Nasdaq Rules 5550(a)(2).

Paul Galvin, Chairman and CEO of Safe & Green stated, “We are pleased to have regained compliance with the continued listing requirements of Nasdaq. Maintaining our Nasdaq listing is of the utmost importance to the Company given the credibility and visibility that it provides. The Company’s principal objective is to enhance value for our shareholders, a commitment underlined by our solid financial standing and the premium assets within our portfolio, facilitating the identification of creative opportunities for non-dilutive financing. Furthermore, the planned spin-off for Safe & Green Development Corp (“SG DevCo”), to become a standalone company listed on Nasdaq, is expected to be completed in the coming weeks. The planned distribution of 30% of SG DevCo to our current shareholders exemplifies yet another method by which the Company returns value to its investors. As we look to the future, the prospects for Safe & Green have never been brighter and we are excited by what lies ahead.”

“I would like to extend my deep gratitude to each and every member of the Safe & Green team for their tireless work and immeasurable dedication. These efforts have contributed to our strong performance, culminating in us regaining compliance,” stated Tricia Kaelin, Chief Financial Officer of Safe & Green. “As we continue these collective efforts and execute on our business strategy, we look forward to driving Safe & Green to new heights.”

###

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. The Company’s subsidiary, Safe and Green Development Corporation, is a leading real estate development company. Formed in 2021, it focuses on the development of sites using purpose built, prefabricated modules built from both wood and steel, sourced from one of Safe & Green Holdings’ factories and operated by the SG Echo subsidiary. For more information, visit https://www.safeandgreenholdings.com/ and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding plans to spin-off the Company’s real estate development subsidiary SG DevCo, which the Company believes will significantly maximize its value, and significantly enhance the Company’s balance sheet, resulting in an excellent outcome for the Company and its shareholders. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to complete the spin-off of SG DevCo as planned, the Company’s ability to list SG DevCo on the Nasdaq as planned, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

Crescendo Communications, LLC
212-671-1020
SGBX@crescendo-ir.com